EXHIBIT 32

Section 906 Certification

CERTIFICATION
BY MARC B. CROSSMAN
AS CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER) AND HAMISH SANDHU AS CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

In connection with this quarterly report on Form 10-Q which is being filed by Joe’s Jeans Inc. for the period ended February 28, 2014, we, Marc B. Crossman, as Chief Executive Officer (Principal Executive Officer) and President, and Hamish Sandhu, as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Joe’s Jeans Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.                                      the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Joe’s Jeans Inc.

April 9, 2014

/s/ MARC B. CROSSMAN
Marc B. Crossman
Chief Executive Officer (Principal Executive Officer) and President

/s/ HAMISH SANDHU
Hamish Sandhu
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Joe’s Jeans Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.